Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobiquity Technologies, Inc.

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 of Mobiquity Technologies, Inc., of our report dated April 15, 2015, with respect to the consolidated financial statements of Mobiquity Technologies, Inc. for the year ended December 31, 2014, appearing in this Annual Report on Form 10-K of Mobiquity Technologies, Inc. for the year ended December 31, 2014.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 15, 2015